SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

February 14, 2006
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated February 15, 2006

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets

On February 14, 2006, Ball Corporation (the “Company”) issued a press release announcing that on February 14, 2006, the Company entered into a definitive agreement to acquire U.S. Can Corporation’s United States and Argentinean operations for approximately 1.1 million shares of the Company’s common stock and the repayment of $550 million of U.S. Can’s debt. The Company entered into an agreement to purchase U.S. Can’s aerosol manufacturing business and other manufacturing businesses that include paint cans, plastic containers and custom and specialty cans in 10 plants in the United States and two aerosol manufacturing plants in Argentina. The transaction is expected to close by the end of the first quarter, subject to customary closing conditions. The shareholders of U.S. Can will retain its European businesses.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1   Ball Corporation Press Release dated February 14, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:  /s/ Raymond J. Seabrook
Name:  Raymond J. Seabrook
Title:  Senior Vice President and Chief Financial Officer

Date:  February 15, 2006

Ball Corporation
Form 8-K
February 14, 2006

EXHIBIT INDEX
Description	Exhibit

Press Release dated February 14, 2006	99.1